UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DYADIC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-0486747 (I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL (Address of principal executive offices)	33477 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

Dyadic International, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained in Item 11, “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 10-12G (File No. 000-55264), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2019, as amended.

The Registrant’s common stock to be registered hereunder has been approved for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “DYAI.”

Item 2.  Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 15, 2019	DYADIC INTERNATIONAL, INC.

	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb
Chief Executive Officer